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                                                                    EXHIBIT 99.5

                               OFFER TO EXCHANGE

                     Each Outstanding Share of Common Stock

                                       of

                                  LABTEC INC.

                                      for

                $11.00 NET IN CASH AND A FRACTION OF AN AMERICAN
           DEPOSITARY SHARE OF LOGITECH INTERNATIONAL S.A. PER SHARE

                                       by

                           THUNDER ACQUISITION CORP.
                          a wholly owned subsidiary of
                                 LOGITECH INC.
                          a wholly owned subsidiary of
                          LOGITECH INTERNATIONAL S.A.
                   (Not to be used for Signature Guarantees)

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                     12:00 MIDNIGHT, NEW YORK CITY TIME, ON
                 MARCH 22, 2001, UNLESS THE OFFER IS EXTENDED.

                                                               February 23, 2001

To Our Clients:

   Enclosed for your consideration are the Prospectus and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Thunder Acquisition Corp., a Massachusetts corporation ("Purchaser") and a wholly owned subsidiary of Logitech Inc., a California corporation ("Logitech Sub") and a wholly owned subsidiary of Logitech International S.A., a Swiss corporation ("Parent"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Common Stock" or the "Shares") of Labtec Inc., a Massachusetts corporation (the "Company"), at $11.00 per Share, net to the seller in cash, and a fraction of an American Depositary Share of Parent equal to the Stock Portion described in the Prospectus dated February 23, 2001.

   We are (or our nominee is) the holder of record of the Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

   Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus. Your attention is invited to the following:

  1. The tender price is $11.00 per Share, net to the seller in cash without interest, and a fraction of an American Depositary Share of Parent equal to the Stock Portion described in the Prospectus.

  2. The Offer is being made for all outstanding Shares.

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  3. The Board of Directors of the Company, by a unanimous vote of its directors, determined that the terms of the Offer and the Merger are fair to, and in the best interest of, the stockholders of the Company, approved the Merger and the other transactions contemplated by the Merger Agreement, dated February 7, 2001 among Parent, Logitech Sub, Purchaser and the Company (the "Merger Agreement") and approved the Merger Agreement. The Board of Directors of the Company recommends that the Company's Stockholders accept the Offer and tender their Shares in the Offer.

  4. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on March 22, 2001, unless the Offer is extended.

  5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Prospectus) a number of Shares representing, together with shares owned by Logitech Sub or Purchaser, at least 67% of the outstanding Shares (including for purposes of such calculation all Shares issuable upon exercise, conversion or exchange of all securities of the Company that are exercisable for, convertible into or exchangeable for Shares).

  6. Tendering holders of Shares ("Holders") whose Shares are registered in their own name and who tender directly to The Bank of New York, as exchange agent (the "Exchange Agent"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, Federal income tax backup withholding at a rate of 31% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 8 of the Letter of Transmittal.

  7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Exchange Agent of (i) certificates evidencing such Shares (the "Certificates") or, if such Shares are held in book-entry form, timely confirmation of a Book-Entry Transfer (a "Book-Entry Confirmation") of such Shares into the account of the Exchange Agent, at The Depository Trust Company, (ii) a properly completed and duly executed Letter of Transmittal or a copy thereof with any required signature guarantees (or, in the case of a Book-Entry Transfer, an Agent's Message (as defined in the Prospectus) in lieu of the Letter of Transmittal) and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when Certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Exchange Agent. Under no circumstances will interest be paid on the purchase price of the Shares to be paid by the Purchaser, regardless of any extension of the Offer or any delay in making such payment.

   The Offer is being made only by the Prospectus and the related Letter of Transmittal and any amendments or supplements thereto, and is being made to all holders of the Shares. The Offer will not be made to (and tenders will not be accepted from or on behalf of) tendering holders of Shares in any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any state statute.

   If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

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                        INSTRUCTIONS WITH RESPECT TO THE
                               OFFER TO EXCHANGE
                     EACH OUTSTANDING SHARE OF COMMON STOCK

                                       of

                                  LABTEC INC.

                                      for

                $11.00 NET IN CASH AND A FRACTION OF AN AMERICAN
           DEPOSITARY SHARE OF LOGITECH INTERNATIONAL S.A. PER SHARE

                                       by

                           THUNDER ACQUISITION CORP.
                          a wholly owned subsidiary of
                                 LOGITECH INC.
                          a wholly owned subsidiary of
                          LOGITECH INTERNATIONAL S.A.
                   (Not to be used for Signature Guarantees)

   The undersigned acknowledge(s) receipt of your letter, the enclosed Prospectus, dated February 23, 2001, and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") in connection with the offer by Thunder Acquisition Corp., a Massachusetts corporation ("Purchaser") and a wholly owned subsidiary of Logitech Inc., a California corporation ("Logitech Sub") and a wholly owned subsidiary of Logitech International S.A., a Swiss corporation ("Parent"), to purchase all outstanding shares of common stock, $0.01 par value ("Shares"), of Labtec Inc., a Massachusetts corporation (the "Company"), at $11.00 per Share, net to the seller in cash, and a fraction of an American Depositary Share of Parent equal to the Stock Portion described in Parent's Prospectus dated February 23, 2001, upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal.

   This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                                                        SIGN HERE

Number of Shares to Be Tendered:* ___     _____________________________________
                                                      Signature(s)

Account No.: ________________________     _____________________________________
                                                      Print Name(s)

Dated: ______________________________     _____________________________________
                                                       Address(es)

                                          _____________________________________
                                             Area Code and Telephone Number

                                          _____________________________________
                                              Tax Identification or Social
                                                     Security Number

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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